Exhibit  10.20





                                CONTRACT FOR THE

                      PURCHASE OF FIRM CAPACITY AND ENERGY




                                     BETWEEN



                             SOUTHERN POWER COMPANY



                                       AND



                       SAVANNAH ELECTRIC AND POWER COMPANY






                                  July 26, 2001



                                Table of Contents

                                                                                                 Page

ARTICLE 1 DEFINITIONS....................................................................................2
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
   1.1      Certain Definitions..........................................................................2
   ---      -------------------
   1.2      Interpretation...............................................................................3
   ---      --------------
ARTICLE 2 GPSC AND FERC APPROVALS........................................................................4
---------------------------------
   2.1      Initial GPSC Approval........................................................................4
   ---      ---------------------
   2.2      Recovery of Payments from Customers..........................................................4
   ---      -----------------------------------
   2.3      Consequences of Termination..................................................................7
   ---      ---------------------------
ARTICLE 3 REPRESENTATIONS, WARRANTIES AND COVENANTS......................................................7
---------------------------------------------------
   3.1      Representations and Warranties of Seller.....................................................7
   ---      ----------------------------------------
   3.2      Representations and Warranties of Buyer......................................................8
   ---      ---------------------------------------
   3.3      Covenants....................................................................................9
   ---      ---------
ARTICLE 4 THE PROJECT AND TERM OF AGREEMENT.............................................................10
-------------------------------------------
   4.1      The Project.................................................................................10
   ---      -----------
   4.2      Term........................................................................................10
   ---      ----
ARTICLE 5 SALE OF CAPACITY AND ENERGY...................................................................11
-------------------------------------
   5.1      Agreement to Sell and Purchase..............................................................11
   ---      ------------------------------
   5.2      Calculation of Monthly Capacity Payments....................................................11
   ---      ----------------------------------------
ARTICLE 6 BILLING AND COLLECTIONS.......................................................................14
---------------------------------
   6.1      Capacity and Energy Billing and Payment.....................................................14
   ---      ---------------------------------------
ARTICLE 7 PROJECT IMPLEMENTATION AND CONSTRUCTION.......................................................15
-------------------------------------------------
   7.1      Project Implementation......................................................................15
   ---      ----------------------
   7.2      Design and Construction of the Facility.....................................................15
   ---      ----------------------------------------
   7.3      Failure to Meet Required Commercial Operation Date..........................................15
   ---      --------------------------------------------------
   7.4      Right to Advance Commercial Operation.......................................................16
   ---      -------------------------------------
ARTICLE 8 INTERCONNECTION AND METERING..................................................................16
--------------------------------------
   8.1      Interconnection Facilities..................................................................16
   ---      --------------------------
   8.2      Protective Devices..........................................................................17
   ---      ------------------
   8.3      Meters......................................................................................17
   ---      ------
ARTICLE 9 COMMERCIAL OPERATION, TESTING AND DESIGNATION OF CAPACITY.....................................18
-------------------------------------------------------------------
   9.1      Commercial Operation Test...................................................................18
   ---      -------------------------
   9.2      Monthly Capacity Increments.................................................................19
   ---      ---------------------------
ARTICLE 10 OPERATION AND MAINTENANCE....................................................................19
------------------------------------
   10.1     Operation and Maintenance...................................................................19
   ----     -------------------------
   10.2     Maintenance Scheduling......................................................................19
   ----     ----------------------
   10.3     Fuel Supply.................................................................................20
   ----     -----------
ARTICLE 11 DELIVERY OF CAPACITY AND ENERGY..............................................................20
------------------------------------------
   11.1     Coordination, Scheduling and Dispatch.......................................................20
   ----     -------------------------------------
ARTICLE 12 FORCE MAJEURE................................................................................20
------------------------
   12.1     Definition of Force Majeure Event...........................................................21
   ----     ---------------------------------
   12.2     No Breach or Liability......................................................................21
   ----     ----------------------
   12.3     Capacity and Energy Payments................................................................21
   ----     ----------------------------
   12.4     Mitigation..................................................................................21
   ----     ----------
   12.5     Suspension of Performance...................................................................22
   ----     -------------------------
   12.6     Extended Force Majeure Events...............................................................22
   ----     -----------------------------
ARTICLE 13 DEFAULT AND REMEDIES.........................................................................22
-------------------------------
   13.1     Failure of Performance by Seller............................................................22
   ----     --------------------------------
   13.2     Remedies....................................................................................24
   ----     --------
ARTICLE 14 COMPLIANCE WITH LAWS, RULES AND REGULATIONS..................................................24
------------------------------------------------------
   14.1     Compliance..................................................................................24
   ----     ----------
   14.2     Change of Law...............................................................................24
   ----     -------------
   14.3     NOx Allowances..............................................................................26
   ----     --------------
ARTICLE 15 ASSIGNMENT AND TRANSFERS OF ITNERESTS........................................................26
------------------------------------------------
   15.1     Assignment and Assumption of Obligations....................................................26
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ARTICLE 16 MISCELLANEOUS PROVISIONS.....................................................................26
-----------------------------------
   16.1     Amendments..................................................................................26
   ----     ----------
   16.2     Binding Effect..............................................................................27
   ----     --------------
   16.3     Counterparts................................................................................27
   ----     ------------
   16.4     Entire Agreement............................................................................27
   ----     ----------------
   16.5     Governing Law...............................................................................27
   ----     -------------
   16.6     Waiver......................................................................................27
   ----     ------
   16.7     Headings....................................................................................28
   ----     --------
   16.8     Third Parties...............................................................................28
   ----     -------------
   16.9     Severability................................................................................28
   ----     ------------

APPENDIX A:  Heat Rate and Input / Output Curves

                            CONTRACT FOR THE PURCHASE
                           OF FIRM CAPACITY AND ENERGY

         THIS POWER PURCHASE AGREEMENT ("Agreement"), dated as of July 26, 2001 between Southern Power Company, a corporation organized and existing under the laws of the State of Delaware, having its principal place of business in Atlanta, Georgia (the "Seller "), and Savannah Electric and Power Company, a corporation organized and existing under the laws of the State of Georgia, having its principal place of business in Savannah, Georgia ("Buyer").

                              W I T N E S S E T H:
         WHEREAS, Buyer is authorized by its Certificate of Incorporation and by the State of Georgia to engage in the purchase, generation, transmission, sale and distribution of electricity for heat, light and power to the public;

         WHEREAS, Seller intends to own and operate an electric power plant, generating electricity primarily with natural gas, located at Seller's existing Plant Wansley site located in Heard and Carroll counties, Georgia ("the "Facility"); and

         WHEREAS, Buyer has agreed to purchase from Seller and Seller has agreed to sell to Buyer capacity and associated energy generated by certain portions of the Facility all in accordance with the provisions of this Agreement;

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises and agreements set forth herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Buyer and Seller each intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS
         1.1 Certain Definitions. In addition to the terms and phrases defined in the preamble or body of this Agreement, the following initially capitalized terms and phrases when used in this Agreement shall have the meanings set forth below:
                  1.1.1 "Affiliate" - means any other existing or future entity directly or indirectly controlled by or under direct or indirect common control of Southern Company.

                  1.1.2 "Commercial Operation Date" - means, with respect to a Unit, the date on which such Unit achieves commercial operation, which shall be deemed to have occurred when start-up and testing of such Unit has been completed in accordance with Article 9 and the Unit is capable of and available for producing energy and delivering same to the Southern Electric Transmission System on a reliable basis.

                  1.1.3 "Facility" - means the two 566 MW gas-fired combined cycle units (referred to individually as a "Unit" and collectively as the "Facility") which Seller proposes to build at Plant Wansley that will be used by Seller to fulfill its obligations under this Agreement.

                  1.1.4 "FERC" - means the Federal Energy Regulatory Commission or any Governmental Authority succeeding to the powers and functions thereof under the Federal Power Act.

                  1.1.5 "Georgia ITS" - means the Georgia Integrated Transmission System, the high voltage electricity transmission system owned by Georgia Power Company, Georgia Transmission Corporation, the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, and operated in an integrated fashion by the Georgia ITS participants, as modified or expanded from time-to-time.

                  1.1.6 "Governmental Authority" - means any local, state, regional or federal administrative, legal, judicial or executive agency, court, commission, department or other such entity, but excluding any such agency, court, commission, department or other such entity acting in its capacity as lender, guarantor or mortgagee.

                  1.1.7 "GPSC" - means the Georgia Public Service Commission or any Governmental Authority succeeding to the powers and functions thereof.

                  1.1.8 "Required Commercial Operation Date" - means June 1, 2002; provided, however, that such date may be extended due to a Force Majeure Event for a term equal to the period of the delay caused by said Force Majeure Event.
                  1.1.9 "Southern Electric Transmission System" - means the high voltage electricity transmission systems of the Southern Company or any of its affiliates or subsidiaries, including without limitation the Georgia ITS, as modified or expanded from time-to-time.

                  1.1.10   "Term" - means the term of this Agreement.

         1.2 Interpretation. In this Agreement and the Appendices hereto, unless the context otherwise requires:

                  1.2.1    words generally importing the singular shall include
                  the plural and vice versa; 1.2.2....references to "entity"
                  include, without limitation, corporations, partnerships, associations and governmental authorities.

                  1.2.3 Appendix A attached hereto is incorporated by reference herein.

                                    ARTICLE 2
                             GPSC AND FERC APPROVALS

         2.1      Initial GPSC Approval.
                  ---------------------
                  2.1.1. Initial GPSC approval of (i) this Agreement, and (ii) the recovery by Buyer from its customers of all payments required or contemplated to be made to Seller pursuant to Articles 5 and 8.1.2 of this Agreement (collectively referred to as the "GPSC Approval") shall be a condition precedent to Buyer's and Seller's obligations to purchase and sell the capacity of and energy from the Facility.

                  2.1.2. Buyer shall use its reasonable best efforts to obtain the GPSC Approval in a timely manner without material modification to the terms and conditions of this Agreement. Seller agrees to assist and support Buyer, in a timely manner, in obtaining the GPSC Approval. Buyer and Seller agree to comply with any lawful request for information of the GPSC pertaining to the issuance of the GPSC Approval.

                  2.1.3. Notwithstanding Sections 2.1.1 and 2.1.2, if within twelve (12) months of the filing of an Application for Certification of this Agreement with the GPSC, the GPSC has not issued the GPSC Approval, then either Party may terminate this Agreement upon written notice to the other Party. Upon such termination under this subsection 2.1.3, neither Party shall have any further liability to the other hereunder.

         2.2      Recovery of Payments from Customers.
                  -----------------------------------
                  2.2.1. Notwithstanding any other provision of this Agreement, if Buyer, at any time after the GPSC Approval is issued, is denied authorization of (i) the GPSC to recover from its customers any or all of the payments to be made thereafter to Seller pursuant to this Agreement, (ii) the FERC to make payments to Seller as specified herein or to recover from its partial requirements or full requirements customers any or all of the payments to be made thereafter to Seller pursuant to this Agreement, or (iii) any other Governmental Authority which now has, or in the future may have, jurisdiction over Buyer's retail rates or wholesale partial requirements or full requirements rates, to recover from its customers any or all of the payments to be made thereafter to Seller pursuant to this Agreement; subject to the provisions of
Section 2.2.4, then Buyer may, at its sole option, adjust the payments made under this Agreement to the amount(s) which Buyer is authorized by such Governmental Authority to recover from Buyer's customers ("Payment Adjustment Event").
                  2.2.2. For purposes of the recovery of the payments made to Seller under this Agreement, Buyer shall not take any action which would distinguish this Agreement from other resources available to Buyer in its allocation of capacity and associated energy from the Facility between retail and wholesale customers, if or, to the extent that so distinguishing this Agreement would adversely affect Seller.

                  2.2.3. If, at any time, Buyer receives notice that the GPSC, the FERC or any other Governmental Authority seeks or will seek to prevent full recovery by Buyer from its customers of any and all payments already made or required to be made to Seller under this Agreement, then Buyer shall, as soon as reasonably practical after Buyer's receipt of such notice, give written notice thereof to Seller. Buyer shall use its reasonable best efforts to defend and uphold the validity of this Agreement and its right to recover from its customers all payments required to be made by Buyer hereunder, and will cooperate in any effort by Seller to intervene in any proceeding challenging the validity of this Agreement and the right of Buyer to recover from its customers all payments to be made by it hereunder.

                  2.2.4. In the event that pursuant to Section 2.2.1, Buyer adjusts the payments to be made by Buyer to Seller pursuant to this Agreement due to a Payment Adjustment Event, Seller may, at its sole option and pursuant to the provisions of this Section 2.2.4, terminate this Agreement and, except as otherwise provided herein, the Parties shall have no further liability or obligation to the other Party.

              2.2.4.1 Buyer agrees to provide Seller prior written notice of its intent to adjust the payments to be made hereunder. Such notice shall specify the effective date of the Payment Adjustment Event. Within [redacted] of Seller's receipt of such notice, Seller shall inform Buyer if it intends to terminate this Agreement or continue to supply the contracted capacity and energy to Buyer for the remainder of the Term at the adjusted rates in accordance with Section 2.2.4.3 of this Agreement.

     2.2.4.2 In the event Seller determines to terminate this Agreement, Seller may do so no earlier than the date which is [redacted] after the otherwise effective date of the Payment Adjustment Event. During such period, Buyer shall pay Seller the unadjusted rates as set forth herein. Notwithstanding the foregoing, Buyer shall have the right to terminate this Agreement at the end of such [redacted] period upon [redacted] written notice to Seller during such [redacted] period.

     2.2.4.3 In the event Seller determines to continue to supply the contracted capacity and energy to Buyer for the remainder of the Term, Buyer agrees to pay Seller the unadjusted rates set forth herein for a period of [redacted] from the effective date of the Payment Adjustment Event, but may adjust the payments thereafter to the new rates.

         2.3 Consequences of Termination. In the event of a termination of this Agreement pursuant to Section 2.1 or 2.2, the Parties shall have no further obligation to each other under this Agreement following termination, except that such termination shall not affect the liability of either Party for obligations arising prior to termination or for damages, if any, resulting from any breach of this Agreement.

     ARTICLE 3 REPRESENTATIONS, WARRANTIES AND COVENANTS 3.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Buyer:

                  3.1.1 Seller is a corporation that is duly organized, validly existing and in good standing under the laws of the State of Delaware, that is qualified to do business in the State of Georgia and that has the legal power and authority to own its properties, to carry on its business as now being conducted and to enter into this Agreement and carry out the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement. 3.1.2 The execution, delivery and performance by Seller of this Agreement have been duly authorized by all necessary corporate action, and do not and will not require any consent or approval, other than that which has been obtained.

                  3.1.3 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this Agreement, do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any Legal Requirements, or any deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Seller is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing.

                  3.1.4 This Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  3.1.5....There is no pending, or to the knowledge of Seller, threatened action or proceeding affecting Seller before any Governmental Authority which purports to affect the legality, validity or enforceability of this Agreement.

         3.2      Representations and Warranties of Buyer   Buyer hereby makes
the following representations and warranties to Seller:

                  3.2.1 Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, that is qualified to do business in the State of Georgia and that has the legal power and authority to own its properties, to carry on its business as now being conducted and to enter into this Agreement and carry out the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

                  3.2.2 The execution, delivery and performance by Buyer of this Agreement have been duly authorized by all necessary corporate action, and do not and will not require any consent or approval other than that which has been obtained.
                  3.2.3 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this Agreement do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any Legal Requirements, or any partnership agreement, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Buyer is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing.
                  3.2.4 This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  3.2.5....There is no pending or, to the knowledge of Buyer, threatened action or proceeding affecting Buyer before any Governmental Authority which purports to affect the legality, validity or enforceability of this Agreement.

         3.3      Covenants.
                  ---------

                  3.3.1 Seller shall construct or cause to be constructed; own or lease; and operate and maintain the Facility in accordance with this Agreement for the Term.

                  3.3.2 Seller shall at all times during the Term pay or cause to be paid all charges, taxes, assessments and fees which may be assessed by a Governmental Authority (i) upon or against the Facility or (ii) upon or against Seller by reason of the sale or purchase of electricity hereunder. Notwithstanding the above covenant in this Section 3.3.2, Seller shall have the right to contest, in good faith, such charges, taxes, assessments and fees.

                  3.3.3 Seller shall obtain and maintain at all times during the Term all environmental approvals, permits and plans required by all Governmental Authorities for construction, operation and maintenance of the Facility as contemplated pursuant to this Agreement.

                  3.3.4 Prior to GPSC approval of this Agreement, Seller shall not market or otherwise offer to sell to any party the first call rights to capacity and energy from the Facility covered by the Agreement for the period commencing with the Required Commercial Operation Date and ending with the conclusion of the Term.
                                    ARTICLE 4
                        THE PROJECT AND TERM OF AGREEMENT
         4.1 The Project. The Project comprises the design, engineering, financing, construction, testing and commissioning of the Facility and the ownership, operation, management and maintenance of the Facility in accordance with and pursuant to the terms of this Agreement.

         4.2 Term. This Agreement shall become effective when executed and delivered by both Buyer and Seller and Seller's obligations to sell and Buyer's obligations to purchase capacity and energy from the Facility pursuant to the terms of this Agreement shall commence on the Required Commercial Operation Date of the Facility and remain in full force and effect through December 31, 2009, subject to termination as provided herein. Applicable provisions of this Agreement shall continue in effect after termination or expiration of this Agreement as set forth herein and to the extent necessary to provide for final billings and adjustments.

                                    ARTICLE 5
                           SALE OF CAPACITY AND ENERGY
         5.1      Agreement to Sell and Purchase.
                  ------------------------------

                  5.1.1 Seller shall at all times following the later of (i) the Required Commercial Operation Date, and (ii) the first Commercial Operation Date for the Facility, subject to scheduled outages, forced outages, and the provisions of Article 12, make available to Buyer 200 MW of capacity and energy as provided in Article 5.1.2, as adjusted by Article 9.1 ("Buyer's Contract Capacity"). Buyer agrees to pay for the Buyer's Contract Capacity and the associated energy delivered as provided in Sections 5.2 and 8.1.2.

                  5.1.2 At any time, Seller may deliver the energy obligated under this Agreement to the Southern Electric Transmission System from (i) the Facility or (ii) an alternative resource other than the Facility or (iii) any combination of (i) and (ii).

                  5.1.3 Seller shall deliver the Energy to Buyer at the Southern Electric System Transmission System.

         5.2 Calculation of Monthly Capacity Payments. Beginning June 1, 2002 and ending December 31, 2009,

Buyer shall pay Seller a Monthly Capacity and Energy Payment calculated as follows:


                  5.2.1 Capacity Price ($/kW-mo.): [redacted] applied to the Contract Capacity Rating (as defined in Article 9.1) for the months of [redacted] and [redacted] applied to the Contract Capacity Rating for [redacted];
                  5.2.2 FO&M ($/kW-yr.): [redacted] applied to the Contract Capacity Rating (as defined in Article 9.1) payable in equal monthly amounts.

                  5.2.3 Start-up Cost: [redacted] per Unit per normal start applied after the first [redacted] starts beginning [redacted] of each year. A normal start is defined as any hour in which the Unit output is changed from zero (0) megawatts to anything greater than zero (0) megawatts.

                  5.2.4    Fixed Fuel Transportation:  As provided in Article
10.3.2.

                  5.2.5 Energy Charge: Each month, the energy charge shall be the sum across the month of the [redacted]
Where:
VO&M ($/MWh) = [redacted]

Hourly Energy Cost  = [redacted]
Actual Average Fuel Cost of the Units = [redacted]
The Hourly Commodity Price shall be determined by adding all the costs of the gas commodity (including applicable taxes) each hour and dividing by the hourly volume of gas necessary to meet the hourly operation. For gas consumed in any hour, the Commodity price may be any combination of the following: [redacted] In the event the energy is delivered from an alternative resource, the Hourly Commodity Price shall be equal to the [redacted].

The Variable Transportation Costs shall be the effective [redacted].

Delivered MWH includes ramp-up and ramp-down energy.

                  5.2.6 Contract Availability: For each season, the Seasonal Availability Factor ("SAF") shall not be less than [redacted]%. [redacted] for variations in SAF above and below [redacted] will be calculated as set forth in
Article 5.2.8.

                  5.2.7 [redacted] for non-delivery of capacity and energy shall be limited to the reductions in capacity payments set forth in Article 5.2.9.

                  5.2.8 Seasonal Availability [redacted] will be calculated as soon as practical after each season based on the SAF for the season as follows:
         Seasonal Availability Factor = [redacted]
         Where:
         FOH = Unplanned (Forced) Outage Hours
         EFDH = Equivalent Unplanned (Forced) Derated Hours
         ARDH = Alternative Resource Delivery Hours which are the hours [redacted] in which delivery is made from an alternative resource.
         PH = Period Hours.

                           5.2.8.1  The Summer Season shall be comprised of the
months of [redacted].  The Non-Summer Season shall be comprised of [redacted].

                           5.2.8.2  Scheduled maintenance hours shall be
excluded from the calculation of SAF.

                  5.2.9    [redacted]

                  5.2.10 The Contract Heat Rate for each Unit shall be based on the Delivered MW for each Unit in each hour as follows:

                           5.2.10.1  For Normal Operation : If the MW are
between the month's Minimum Normal Capability and the month's Maximum Normal Capability, then the summer and winter heat rates are calculated according to the curves supplied in Appendix A. (In all instances described in this Article
5.2.10 and its sub-parts, summer heat rate curves will be applicable for the months [redacted], and winter heat rate curves will be used for the months of [redacted].)

                           5.2.10.2  If the MW exceed the month's Maximum Normal
Capability and is less than or equal to the month's Over Pressure Mode Capability, then the Unit output shall be calculated assuming a [redacted] block at a heat rate of [redacted], plus the remaining Unit output calculated using the appropriate summer or winter heat rate calculation.

                           5.2.10.3  If the MW exceed the month's Over
Pressure Mode Capability and is less than or equal to the month's Capability in Over Pressure Mode with Power Augmentation, then the Unit output shall be calculated assuming a [redacted]block at a heat rate of [redacted] plus the [redacted] block of over pressure output at [redacted] plus the remaining Unit output calculated using the appropriate summer or winter heat rate calculation. Power augmentation is not available at temperatures below [redacted] and is limited to [redacted].

                           5.2.10.4  If energy is delivered from an alternative
resource, [redacted].

                                    ARTICLE 6
                             BILLING AND COLLECTIONS
         6.1      Capacity and Energy Billing and Payment.
                  ---------------------------------------

                  6.1.1....The Buyer and Seller shall agree to a mutually
acceptable billing and payment process prior to the Required Commercial Operation Date.
                                    ARTICLE 7
                     PROJECT IMPLEMENTATION AND CONSTRUCTION
         7.1      Project Implementation. Seller shall:
                  ----------------------
                  7.1.1 arrange for the acquisition of or use of the Facility for the Term;

                  7.1.2 apply for, and use diligent efforts to obtain, all Consents, all renewals thereof, and any other approvals of Government Authorities that are required in connection with Seller's obligations.

         7.2      Design and Construction of the Facility.
                  ---------------------------------------

                  7.2.1 Seller shall provide to the GPSC Seller's preliminary start-up and test schedule for the Facility at least ninety (90) days prior to start-up and testing of the Facility.

                  7.2.2 Seller shall provide to the GPSC a Milestone Schedule which shall set forth the Required Commercial Operation Date as well as the scheduled Initial Synchronization Date of the Facility to the Georgia Integrated Transmission System. Seller shall notify the GPSC of any changes in the Milestone Schedule as they may occur from time to time; provided, however, that such notification shall not relieve Seller from any of its obligations set forth elsewhere herein.

         7.3 Failure to Meet Required Commercial Operation Date. Seller is responsible for meeting the Required Commercial Operation Date of June 1, 2002. If the Seller is unable to meet the Required Commercial Operation Date it may supply the capacity and energy from an alternative resource as allowed in
Article 5.1.2. If delivery is made from an alternative resource, [redacted]. If the Seller is unable to meet the Required Commercial Operation Date and it fails to, or elects not to, supply the capacity and energy from an alternative resource as allowed in Article 5.1.2, [redacted]

         7.4 Right to Advance Commercial Operation. Seller may notify Buyer of advancement of the Commercial Operation Date. Notification must be given by [redacted] and at least [redacted] in advance of the modified Commercial Operation Date. Once notification is given, the Seller will be accountable to meet the advanced Commercial Operation Date [redacted]. In the event that the Commercial Operation Date is advanced, payments and guarantees will be advanced accordingly.

                                    ARTICLE 8
                          INTERCONNECTION AND METERING
         8.1      Interconnection Facilities.
                  --------------------------

                  8.1.1 Seller shall enter into an interconnection agreement with Georgia Power Company that will cause the completion of the design, financing, construction, installation, maintenance and testing of the interconnection facilities in a manner consistent with Prudent Utility Practices and as necessary to allow the flow of energy from the Facility. For purposes of this Agreement, whenever it is used, "Prudent Utility Practices" means, at a particular time, any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry prior to such time, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired results at a reasonable cost consistent with good business practices, reliability, safety and expedition. Prudent Utility Practices is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts expected to accomplish the desired results, having due regard for, among other things, manufacturers' warranties and the requirements of Governmental Authorities of competent jurisdiction and the requirements of this Agreement.

                  8.1.2 Seller shall be responsible for all reasonable costs and expenses (including overheads) incurred in connection with the design, construction, and installation of all or part of the interconnection facilities and Buyer shall pay to Seller for the Term of the Agreement [redacted] per kW-mo. (applied to the Buyer's Contract Capacity Rating) for interconnection costs.

                  8.1.3 Seller shall obtain any and all necessary rights of way and easements, including adequate and continuing access rights on and across the Facility to install, operate, maintain, replace and/or remove the interconnection facilities located at the Facility.

         8.2 Protective Devices. Seller shall, at its own cost, provide, install and maintain internal breakers, relays, switches, synchronizing equipment and other associated protective control equipment necessary to maintain the reliability, quality and safety of the electric power production of the Facility.

         8.3      Meters.
                  ------
                  8.3.1 Seller shall design, locate, construct, install, own, operate and maintain the metering system in accordance with Prudent Utility Practices in order to measure and record the amount of energy and capacity delivered from the Facility.

                  8.3.2 Seller shall inspect and test all meters at such times as will conform to Prudent Utility Practices, but not less often than once every two (2) years. 8.3.3 If any seal securing the Metering System is found broken, if the Metering System fails to register, or if the measurement made by a metering device is found upon testing to vary by more than one half percent (0.5%) from the measurement made by the standard meter used in the test, an adjustment shall be made correcting all measurements of energy made by the Metering System during (i) the actual period when inaccurate measurements were made by the Metering System, if that period can be determined, or (ii) if such actual period cannot be determined, the later half of the period from the date of the last test of the Metering System to the date such failure is discovered or such test is made (such period herein the "Adjustment Period"). The amount of the adjustment shall be determined (i) by correcting the error if the percentage of error is ascertainable by calibration, tests or mathematical calculation, or
(ii) if not so ascertainable, by estimating on the basis of deliveries under similar conditions during the period since the last test.

                                    ARTICLE 9
            COMMERCIAL OPERATION, TESTING AND DESIGNATION OF CAPACITY

         9.1 Commercial Operation Test. The nominal capacity of the Facility is expected to be 1132 MW (566 MW per Unit). The Contract Capacity Rating for the first year following Commercial Operation shall be based on actual demonstrated capability following performance testing with over pressure and power augmentation as corrected to [redacted] and [redacted] relative humidity. Seller will have the right to re-demonstrate within [redacted] of the initial demonstration. Thereafter, the annual Contract Capacity Rating will be declared prior to June 1 for each year of the term of the Agreement. All capacity-dependent payments or calculations will utilize the figure determined in this manner for each twelve (12) month period beginning June 1 of each year. For the term of the Agreement, [redacted]. The capacity dedicated to and obligated to Buyer under this agreement shall be 200/1132 times the annual Contract Capacity Rating (Buyer's "Contract Capacity Rating").

         9.2 Monthly Capacity Increments. Each year, at the time of demonstration or declaration of the Contract Capacity Rating, the following additional capacity increments shall be declared for each month of the twelve
(12) month period beginning June 1: Minimum Normal Capability, Maximum Normal Capability, Over Pressure Mode Capability, and Capability in Over Pressure Mode with Power Augmentation. For the months of June through September, the Capability in Over Pressure Mode with Power Augmentation shall not be less than the Contract Capacity Rating for the year.

                                   ARTICLE 10
                            OPERATION AND MAINTENANCE
         10.1     Operation and Maintenance

                  10.1.1 Seller shall manage, control, operate and maintain the Facility in a manner consistent with Prudent Utility Practices. Seller shall also operate the Facility in accordance with applicable reliability criteria and guides of the SERC and NERC.

                  10.1.2 Seller shall employ at the Facility all safety devices and safety practices required by Prudent Utility Practices.
         10.2 Maintenance Scheduling Maintenance schedules will be determined based on the manufacturer's recommendations and Prudent Utility Practices. All scheduled maintenance will be coordinated to minimize the impact of scheduled maintenance on the availability of the Units, but such scheduled maintenance hours shall not count in the calculation of the SAF as set forth in Articles
5.2.8 and 5.2.9.

         10.3     Fuel Supply.
                  -----------
                  10.3.1 Seller intends to optimize the commodity price by [redacted]. In addition, the Seller intends to manage the [redacted] of gas to keep these costs at a minimum necessary to maintain reliable gas service. The actual cost of the commodity will be used in calculating the energy charges as described in Article 5.2.

                  10.3.2 Buyer shall pay to Seller as an additional payment [redacted] associated with Buyer's Contract Capacity Rating. Actual charges are anticipated to be the effective fixed portion of the [redacted] for gas transported from [redacted] to Plant Wansley multiplied by the pipeline capacity sufficient to meet the peak hourly gas requirements plus allocated storage charges necessary to maintain [redacted] of firm gas storage deliverability connected to Transco, plus all applicable taxes. [redacted] will be included in the Energy Charge and will not be recovered separately.

                                   ARTICLE 11
                         DELIVERY OF CAPACITY AND ENERGY
         11.1 Coordination, Scheduling and Dispatch. The Seller intends to operate the Facility in the Southern electric system economic dispatch. However, the Seller and Buyer reserve the right to schedule the dispatch of the Units under an appropriate non-discriminatory scheduling procedure.

                                   ARTICLE 12
                                  FORCE MAJEURE
         12.1 Definition of Force Majeure Event.. For the purposes of this
Agreement, a "Force Majeure Event" means any occurrence, nonoccurrence or set of circumstances that is beyond the reasonable control of Seller and is not caused by Seller's negligence or lack of due diligence, including, without limitation, flood, ice, earthquake, windstorm or eruption; fire; explosion; invasion, civil war, commotion or insurrection; sabotage or vandalism; military or usurped power; or act of God or of a public enemy. The term Force Majeure Event shall not include (i) the inability to meet a Legal Requirement or the change in a Legal Requirement; (ii) a site specific strike, walkout, lockout or other labor dispute; (iii) equipment failure, unless such equipment failure results directly from the Force Majeure Event, or (iv) changes in market conditions that affect the cost or availability of the Facility's primary or secondary fuel supply or the cost of power from resources other than the Facility.

         12.2 No Breach or Liability. Seller shall be excused from performance and shall not be construed to be in default in respect of any obligation hereunder for so long as failure to perform such obligation shall be due to a Force Majeure Event.

         12.3     Capacity and Energy Payments. [redacted]
                  ----------------------------
         12.4     Mitigation.   Following the occurrence of a Force Majeure
                  Event, Seller shall:

                  12.4.1 give the GPSC and Buyer notice thereof, followed by written notice if the first notice is not written, as promptly as possible after Seller becomes aware of such Force Majeure Event, describing the particulars of such Force Majeure Event;

                  12.4.2...use its reasonable best efforts to remedy its inability to perform as soon as practicable; provided, however, that this Article shall not require the settlement of any strike, walkout, lockout or other labor dispute on terms which, in the sole judgment of Seller, are contrary to its interest: and provided further, that the settlement of strikes, lockouts or other labor disputes shall be entirely within the discretion of Seller; and

                  12.4.3...when it is able to resume performance of its obligations under this Agreement, give the GPSC and Buyer written notice to that effect.

         12.5 Suspension of Performance. The suspension of performance due to a Force Majeure Event shall be of no greater scope and of no longer duration than is required by such Force Majeure Event. No Force Majeure Event shall extend this Agreement beyond its stated Term.

         12.6 Extended Force Majeure Events. Seller may terminate this Agreement upon [redacted] prior written notice if a Force Majeure Event prevents it from substantially performing its obligations hereunder for a period of [redacted]. Upon termination of this Agreement pursuant to this Article, Seller shall no longer be entitled to recover Monthly Capacity and Energy Payments.

                                   ARTICLE 13
                              DEFAULT AND REMEDIES
         13.1 Failure of Performance by Seller. The occurrence of any of the following events shall constitute a "Failure of Performance" by Seller:

                  13.1.1 Seller fails to cause the Facility to achieve the Commercial Operation Date on or before that date which is twelve (12) months after June 1, 2002;

                  13.1.2 Seller fails both (i) to perform or observe any of its material obligations under this Agreement due to its inability or failure to comply with a Legal Requirement and (ii) to promptly commence and diligently pursue action to cure and cures such inability or failure to perform within [redacted]. Seller agrees to give Buyer, so Buyer may give to the GPSC, notice as promptly as practicable after Seller becomes aware that a Legal Requirement will prohibit Seller from performing. If Seller reasonably believes that its inability or failure to perform or observe any of its material obligations under this Agreement will extend beyond [redacted], Seller shall submit a plan for curing such inability or failure (the "Cure Plan") as soon as reasonably practicable but in no event more than [redacted] after Seller's inability or failure first arose;

                  13.1.3 A court having jurisdiction shall enter (i) a decree or order for relief in respect of Seller in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or (ii) a decree or order adjudicating Seller bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Seller under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Seller (collectively, "Trustee") or of any substantial part of its affairs;

                  13.1.4 Seller shall (i) commence a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) consent to the entry of a decree or order for relief in respect of Seller in any involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or (iii) file any petition, answer or consent seeking reorganization or relief under any applicable Federal or state law, or (iv) consent to the filing of any petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Seller (collectively, a "Receiver") or of any substantial part of its property or (v) make an assignment for the benefit of creditors, or
(vi) be unable, or admit in writing its inability, to generally pay its debts as they become due, or (vii) take any action in furtherance of any of the foregoing

         13.2 Remedies. If a Failure of Performance by Seller has occurred, then Buyer may terminate this Agreement by giving [redacted] written notice thereof to Seller and in that event Seller will not be entitled to recover Monthly Capacity and Energy Payments.

                                   ARTICLE 14
                   COMPLIANCE WITH LAWS, RULES AND REGULATION
         14.1 Compliance. Seller covenants that as of the Commercial Operation Date and for the Term, Seller shall be in compliance with all legal requirements with respect to the ownership, operation and maintenance of the Facility.

         14.2     Change of Law.
                  -------------

                  14.2.1...A "Change of Law" means a change in legal requirements which constitutes a new environmental or tax law or regulation or a new interpretation of such law or regulation, which is enacted after September 17, 1999, and which generally affects the cost of natural gas fired electrical generation.
                  14.2.2...Except as provided in Articles 14.2.3 and 14.2.4, Buyer's capacity and energy payments allowed under this Agreement shall not be altered as a result of a Change in Law which cause Seller to incur additional costs or realize savings in carrying out its obligations under this Agreement.

                  14.2.3...If after September 17, 1999, there is a Change of Law which causes Seller to incur additional costs which are projected to increase Seller's annual costs of carrying out its obligations under this Agreement by [redacted], then Seller may notify Buyer of such increase in annual costs. Upon receiving such notice, Buyer shall apply to the GPSC to increase the amount of allowed capacity and energy expenses to recover the increased costs resulting from the Change of Law, and if that increase is allowed, then Buyer shall increase its payments to Seller, on a pro-rata basis, and shall be allowed to recover these increased payments from its rate payers. If the GPSC either refuses to allow an increase in the authorized expenses or fails to act within twelve (12) months of the request to increase having been filed, Seller may terminate its obligations under this Agreement by providing the GPSC and Buyer thirty (30) days written notice of its intent to terminate the Agreement effective between the next October 1 and December 31. If Seller fails to terminate this Agreement or until the effective date of any termination, Buyer shall continue to pay the capacity and energy charges as allowed by this Agreement, as it may have been amended by the Commission after it was initially approved.

                  14.2.4...If after September 17, 1999, there is a Change of Law which causes Seller to incur a reduction in costs which are projected to decrease Seller's annual costs of carrying out its obligations under this Agreement by [redacted], then Buyer shall reduce its capacity and energy payments to reflect its pro-rata share of those savings.
         14.3 NOx Allowances The costs incurred to purchase or create or otherwise obtain NOx and VOC allowances and NOx and VOC set-asides are not included in the proposed Capacity and Energy Payments described in this Agreement, but will be recovered separately. [redacted].

                                   ARTICLE 15
                      ASSIGNMENT AND TRANSFERS OF INTERESTS
         15.1 Assignment and Assumption of Obligations. Seller may assign its obligations under this Agreement or any portion thereof to an affiliate with equal or greater creditworthiness characteristics; provided, however, (i) any assignee shall expressly assume assignor's obligations hereunder and (ii) unless expressly approved by the GPSC, no assignment, whether or not consented to, shall relieve the assignor of its obligations hereunder in the event its assignee fails to perform.

         15.2 Assignment to Lenders15.2 Assignment to Lenders. Notwithstanding
Article 15.1, Seller may, without the consent of the GPSC, assign this Agreement to a Lender for collateral security purposes in connection with any financing or the refinancing of the Company's assets which includes in whole or in part the Facility.

                                   ARTICLE 16
                            MISCELLANEOUS PROVISIONS
         16.1 Amendments This Agreement may be amended by and only by a written instrument duly executed by each of Buyer and Seller, which has received all approvals of Governmental Authorities of competent jurisdiction necessary for the effectiveness thereof.

         16.2 Binding Effect. This Agreement and any extension shall inure to the benefit of and shall be binding upon the Parties and their respective permitted successors and assigns.

         16.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         16.4 Entire Agreement. This Agreement constitutes the entire understanding between the Parties and supersedes any previous agreements between the Parties. The Parties have entered into this Agreement in reliance upon the representations and mutual undertakings contained herein and not in reliance upon any oral or written representations or information provided by one Party to the other Party not contained or incorporated herein.

         16.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to conflict of laws principles.

         16.6 Waiver. The failure of either Party to enforce at any time any of the provisions of this Agreement, or to require at any time performance by the other Party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof, or the right of such Party hereafter to enforce every such provision. No modification or waiver of all or any part of this Agreement shall be valid unless it is reduced to a writing, which expressly states that the Parties hereby agree to a waiver or modification as applicable, and is signed by both Parties.

         16.7 Headings. The headings contained in this Agreement are used solely for convenience and do not constitute a part of the Agreement between the Parties hereto, nor should they be used to aid in any manner in the construction of this Agreement.

         16.8 Third Parties. This Agreement is intended solely for the benefit of the Parties hereto. Except as otherwise expressly provided herein, nothing in this Agreement shall be construed to create any duty to, or standard of care with reference to, or any liability to, any person not a Party to this Agreement.

         16.9 Severability. If any term or provision of this Agreement or the application thereof to any person, entity, or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the undersigned Parties hereto have duly executed this Agreement under seal in Atlanta, Georgia as of the date first above written.


SOUTHERN POWER COMPANY("Seller")By:
   Name:    Douglas E. Jones                         Title:   Vice President

   Attest:                                          Title:

                   [SEAL]   SAVANNAH ELECTRIC AND POWER COMPANY ("Buyer")By:

Name:    _________________Title:        ______________________________ Attest:

Title:

                                [SEAL]

                                   Appendix A


Heat Rate and Input / Output Curves

[redacted]